Exhibit 10.11

AGREEMENT TO FACILITATE DISPUTE RESOLUTION

This Agreement to Facilitate Dispute Resolution (“Agreement”), effective September 1, 2010 (“Effective Date”), constitutes a waiver of statutes of limitations and similar Time Related Defenses (defined below) by the following (referred to herein individually or collectively as the “Board” or the “Directors”), and each of them: G. Thomas Gamble, Loren J. Miller, Henry Lowenstein, Paul W. Bateman, Edward M. Gabriel, and James S. Mayer.  This Agreement and the waivers set forth herein are made in favor of George R. Miller (“Miller”) and all current or former persons or entities who purchased any interest in Opus I (defined below) at any time (together with Miller, “Investors”).

RECITALS

WHEREAS, concurrent with the execution of this Agreement, Miller has entered into that certain Agreement to Facilitate Dispute Resolution with Tri-Valley Corporation (“TVC”), Tri-Valley Oil & Gas Co. (“TVOG”), and TVC Opus I Drilling Program, L.P. (“Opus I”) (collectively, the “Tri-Valley Entities”), a copy of which has been previously reviewed and approved by the Board of TVC for and on behalf of TVC; and

WHEREAS, in furtherance thereof, the undersigned desire to enter into this Agreement, as set forth below.

AGREEMENT

NOW, THEREFORE, the undersigned Directors, and each of them, and Miller hereby stipulate, agree, warrant and represent as follows:

1. As used in this Agreement, the term “Time-Related Defenses” means, collectively, all legal and equitable defenses based upon, or related to, the passage of time, including, but not limited to, any and all statutes of limitations, statutes of repose, the equitable defenses of laches and any and all other legal or equitable doctrines barring a claim by reason of the passage of time or by the failure of a claimant to take legal action within a prescribed period of time.

2. As used in this Agreement, the term “Potential Claims” means, collectively, any and all claims of any and every nature whatsoever, including, without limitation, direct, derivative, class and representative claims.

3. Miller hereby agrees that he shall refrain from initiating any litigation, arbitration or other formal proceeding (a “proceeding”) (including individual, class or derivative proceedings) against the undersigned Directors for a period of one (1) year following the Effective Date, which period may be extended at Miller’s sole and absolute discretion.  In the event Miller commits a breach of his obligations under this Section 3 by initiating a proceeding against one or more of the Directors during said one (1) year period, Miller acknowledges and agrees that, as a result of said breach, the Directors may raise any applicable Time-Related Defense that applies to the claims asserted against them in such proceeding (and the waivers set forth herein by the Directors of said Time-Related Defense(s) applicable thereto shall be of no further force or effect).

5. Subject to Section 3, if Miller or any Investor initiates any proceeding arising from or related to a Potential Claim against the undersigned Directors, or any of them, (whether asserted as direct claims by one or more Investors, derivative claims by one or more Investors on behalf of or in the name of Opus I, class claims by Investors or other forms of action or representative action, whether in state or federal court, arbitration or other forum or venue), the undersigned Directors shall be precluded from raising any Time-Related Defenses in connection with any such proceeding that is initiated on or before September 30, 2014 (the “Claim Deadline”).  If any such proceeding is initiated after the Claim Deadline, then the undersigned Directors may raise any applicable Time-Related Defense that applies to the claims asserted against them in such proceeding.

6. Subject to Section 3, with  regard to any proceeding arising from or related to any Potential Claims (whether asserted as direct claims by one or more Investors, derivative claims by one or more Investors on behalf of or in the name of Opus I, class claims by Investors or other forms of action, whether in state or federal court, arbitration or other forum or venue) which is initiated by Miller or any Investor on or before the Claim Deadline, the undersigned Directors, and each of them, hereby irrevocably waive any and all Time-Related Defenses.

7. Except as specifically stated, this Agreement shall not be deemed to constitute a waiver of any rights, claims or defenses of the parties to this Agreement.  Subject to Section 3, nothing herein shall limit or restrict any claim which arises from acts or omissions of the undersigned Directors occurring on or after the Effective Date.

8. Notwithstanding any provision of this Agreement to the contrary, in no event shall this Agreement operate to revive any claim or proceeding that Miller or any other Investor would have been barred from bringing prior to the Effective Date of this Agreement as a result of any Time-Related Defenses.

9. Nothing herein shall prevent Miller (or any Investor) at any time from initiating any proceeding (including, without limitation, any direct, class, or representative claim, or a derivative claim on behalf of Opus I in which Opus I is named as a nominal or necessary party) against any party other than the undersigned Directors.  For purposes of clarity, the parties expressly acknowledge and agree that Section 3 does not limit or restrict, in any way, Miller’s (or any Investor’s) rights as described in this Section 8.

10. The Directors acknowledge and agree that other Investors may act independently of Miller and initiate claims of their own arising from the Potential Claims or otherwise.  Nothing herein shall be construed as waiving or limiting the rights of any Investor who has not signed this Agreement (or any other instrument acknowledging and agreeing to the terms hereof).  The initiation of any proceeding by any Investor other than Miller (including any action on behalf of a class which includes Miller as a class member) shall not be a violation of this Agreement (including, without limitation, Section 3) by Miller and shall not in any way alter or affect the rights and obligations under this Agreement.  Nothing herein shall limit Miller’s right to benefit from any class, representative, derivative or other proceeding not initiated by Miller.

11. The terms of this Agreement shall be governed by the laws of the State of California.  The Directors and Miller agree that this Agreement shall be admissible in any proceeding in any jurisdiction to establish any party’s rights or restrictions with respect to any Time-Related Defenses.

12. This Agreement can be modified only in a writing signed by the parties whose rights shall be altered by such modification.  This Agreement shall constitute the entire understanding between the parties concerning the subject matter of this Agreement and supersedes and replaces all prior negotiations, proposed agreements, and agreements, written or oral, relating to this subject.  No party may assign this Agreement without the prior written consent of the other parties to this Agreement.  The prevailing party in any proceeding initiated to enforce the terms of this Agreement shall be entitled to reimbursement of its reasonable attorneys’ fees and costs.

13. This Agreement shall be valid and binding with respect to each of the undersigned Directors even if other Directors have not signed or do not sign this Agreement.  This Agreement shall bind and benefit each of the undersigned parties and their respective predecessors, successors, heirs and permitted assigns.  Notwithstanding the foregoing or Section 3 of this Agreement, or any other term or provision of this Agreement to the contrary, this Agreement shall not benefit any Director who fails to sign this Agreement.  All Investors, excepting the Directors, are intended third party beneficiaries of this Agreement.

14. Each person executing this Agreement warrants that this Agreement constitutes a valid and binding Agreement enforceable against such party in accordance with its terms.

15. This Agreement may be executed in original or facsimile counterparts (which shall be deemed an original for all purposes hereof), and which, together, shall be one and the same Agreement.

16.  Each party certifies that they have read all of this Agreement and fully understand all of the same.

AGREED AND ACCEPTED BY THE PARTIES TO THIS AGREEMENT

DIRECTORS:

/s/ G. Thomas Gamble
DATED:	G. Thomas Gamble

/s/ Loren J. Miller
DATED:	Loren J. Miller

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/s/ Henry Lowenstein
DATED:	Henry Lowenstein

/s/ Paul W. Bateman
DATED:	Paul W. Bateman

/s/ Edward M. Gabriel
DATED:	Edward M. Gabriel

/s/ James S. Mayer
DATED:	James S. Mayer

MILLER:

/s/ George R. Miller
DATED:	George R. Miller